Exhibit 99.1

    Alliance Laundry Holdings LLC Reports 2006 Sales and Earnings

    RIPON, Wis.--(BUSINESS WIRE)--March 22, 2007--Alliance Laundry Holdings LLC announced today results for the year ended December 31, 2006.

    Net revenues for full year 2006 increased $48.8 million, or 15.4%, to $366.1 million from $317.3 million for the full year 2005. Net loss for 2006 was $1.8 million as compared to a net loss of $29.1 million for 2005. Adjusted EBITDA (see "About Non-GAAP Financial Measures" below) for 2006 was $63.2 million compared with Adjusted EBITDA of $60.4 million for 2005.

    On July 14, 2006 we completed the acquisition of substantially all of Laundry System Group NV's Commercial Laundry Division ("CLD") operations which manufacturers and markets commercial laundry products similar to Alliance Laundry Systems LLC ("Alliance"). CLD's European headquarters is in Wevelgem, Belgium, and it has manufacturing facilities in Belgium and sales offices in Belgium, Norway and Spain ("European Operations"). CLD also had manufacturing facilities and sales offices in the United States which have been consolidated into Alliance's operations. The results of operations acquired in the CLD acquisition have been included in our results since the date of the acquisition.

    The overall net revenue increase for the year ended 2006 versus 2005 of $48.8 million was attributable to $16.1 million of higher commercial laundry revenues, $4.4 million of higher consumer laundry revenue, $5.2 million of higher service parts revenue and European Operations revenues of $36.5 million, partially offset by $13.4 million of worldwide sales eliminations.

    In announcing the Company's results, CEO and President Thomas F. L'Esperance said, "We are extremely pleased with the progress made in 2006. We closed a very complicated acquisition in July. The Marianna transition to Ripon for washer-extractor production was completed in the third quarter. The consolidation of the acquired U.S. operations is substantially complete. Additionally, the equipment and tooling for the acquired IPH washer-extractors product line is currently being transferred to Ripon from an LSG facility. The IPH transfer will complete all U.S. acquisition related projects. The Belgium operation required no project work and is performing very well."

    L'Esperance concluded, "Based on progress to date, we anticipate that the CLD acquisition and our consolidation efforts in the U.S. will position us for improved profitability in 2007."

    About Non-GAAP Financial Measures

    In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), we also disclose EBITDA and Adjusted EBITDA, which are non-GAAP measures. We have presented EBITDA and Adjusted EBITDA because certain covenants in our Senior Credit Facility are tied to ratios based on these measures. "EBITDA" represents net income (loss) before interest expense, income tax (provision) benefit and depreciation and amortization, and "Adjusted EBITDA" (as defined under the Senior Credit Facility) is EBITDA as further adjusted to exclude, among other things, certain non-recurring expenses and other non-recurring non-cash charges. EBITDA and Adjusted EBITDA do not represent, and should not be considered, an alternative to net income or cash flow from operations, as determined by GAAP, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. Our Senior Credit Facility requires us to satisfy specified financial ratios and tests, including a maximum of total debt to Adjusted EBITDA and a minimum Adjusted EBITDA to cash interest expense. To the extent that we fail to maintain either of these ratios within the limits set forth in the Senior Credit Facility, our ability to access amounts available under our Revolving Credit Facility would be limited, our liquidity would be adversely affected and our obligations under the Senior Credit Facility could be accelerated. In addition, any such acceleration would constitute an event of default under the indenture governing the Senior Subordinated Notes (the "Notes Indenture"), and such an event of default under the Notes Indenture could lead to an acceleration of our obligations under the Senior Subordinated Notes. A reconciliation of EBITDA and Adjusted EBITDA with the most directly comparable GAAP measure is included below for the twelve months ended December 31, 2006 along with the components of EBITDA and Adjusted EBITDA.

    About Alliance Laundry Holdings LLC

    Alliance Laundry Holdings LLC is the parent company of Alliance Laundry Systems LLC (www.comlaundry.com), a leading North American manufacturer of commercial laundry products and provider of services for laundromats, multi-housing laundries and on-premise laundries. Alliance offers a full line of washers and dryers for light commercial use as well as large frontloading washers, heavy duty tumbler dryers and finishing equipment for heavy commercial use. The Company's products are sold under the well known brand names Speed Queen(R), UniMac(R), Huebsch(R), IPSO(R) and Cissell(R).

    Safe Harbor for Forward-Looking Statements

    With the exception of the reported actual results, this press release contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of our business to differ materially from those expressed or implied by such forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that such plans, intentions, expectations, objectives or goals will be achieved. Important factors that could cause actual results to differ materially from those included in forward-looking statements include: impact of competition; continued sales to key customers; possible fluctuations in the cost of raw materials and components; possible fluctuations in currency exchange rates, which affect the competitiveness of our products abroad; possible fluctuation in interest rates, which affects our earnings and cash flows; the impact of substantial leverage and debt service on us; possible loss of suppliers; risks related to our asset backed facilities; dependence on key personnel; labor relations; potential liability for environmental, health and safety matters; potential future legal proceedings and litigation; and other risks listed from time to time in the Company's reports, including, but not limited to the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2006.

    Financial information for Alliance Laundry Holdings LLC appears on the next six pages for the years ended December 31, 2006 and 2005.





                    ALLIANCE LAUNDRY HOLDINGS LLC
                     CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                            December 31,  December 31,
                                                2006          2005
                                            ------------  ------------

                   Assets
Current assets:
   Cash and cash equivalents                    $11,221        $5,075
   Accounts receivable (net of allowance for
    doubtful accounts of $949 and $104 at
    December 31, 2006 and 2005,
    respectively)                                24,523         9,056
   Inventories, net                              49,746        29,050
   Beneficial interests in securitized
    accounts receivable                          28,641        22,327
   Deferred income tax asset, net                 3,656           433
   Prepaid expenses and other                     4,684         2,139
                                            ------------  ------------
      Total current assets                      122,471        68,080

Notes receivable, net                             4,018         6,131
Property, plant and equipment, net               73,789        66,869
Goodwill                                        180,778       139,903
Beneficial interests in securitized
 financial assets                                18,055        16,939
Deferred income tax asset, net                    9,177         8,932
Debt issuance costs, net                         10,318        11,172
Intangible assets, net                          153,108       145,433
                                            ------------  ------------
      Total assets                             $571,714      $463,459
                                            ============  ============

     Liabilities and Member(s)' Equity
Current liabilities:
   Current portion of long-term debt and
    capital lease obligations                      $526            $-
   Revolving credit facility                          -             -
   Accounts payable                              21,438         7,866
   Deferred income tax liability, net               216             -
   Other current liabilities                     37,087        26,500
                                            ------------  ------------
      Total current liabilities                  59,267        34,366

Long-term debt and capital lease
 obligations:
   Senior credit facility                       224,000       177,000
   Senior subordinated notes                    149,430       149,336
   Other long-term debt and capital lease
    obligations                                   2,159             -

Deferred income tax liability, net                6,939             -
Other long-term liabilities                      11,935         8,924
                                            ------------  ------------
      Total liabilities                         453,730       369,626

Commitments and contingencies
Member(s)' equity                               117,984        93,833
                                            ------------  ------------
   Total liabilities and member(s)' equity     $571,714      $463,459
                                            ============  ============








                    ALLIANCE LAUNDRY HOLDINGS LLC
               CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                            (in thousands)


                               January 28,    January 1,
                   Year Ended  2005 through  2005 through  Year Ended
                  December 31, December 31,  January 27,  December 31,
                      2006         2005          2005         2004
                  ------------ ------------  ------------ ------------
                   Successor    Successor    Predecessor  Predecessor
Net revenues:
   Equipment and
    service parts    $359,755     $287,705       $20,303     $274,887
   Equipment
    financing, net      6,313        8,940           380        6,100
                  ------------ ------------  ------------ ------------
Net revenues          366,068      296,645        20,683      280,987
Cost of sales         278,370      225,706        15,585      199,010
                  ------------ ------------  ------------ ------------
Gross profit           87,698       70,939         5,098       81,977
                  ------------ ------------  ------------ ------------

Selling, general
 and
 administrative
 expenses              52,303       38,632         3,829       39,879
Securitization,
 impairment and
 other costs            7,150       10,009             -            -
Transaction costs
 associated with
 sale of business           -            -        18,790            -
                  ------------ ------------  ------------ ------------
Total operating
 expenses              59,453       48,641        22,619       39,879
                  ------------ ------------  ------------ ------------
   Operating
    income (loss)      28,245       22,298       (17,521)      42,098

Interest expense       31,177       24,117           995       25,439
Loss from early
 extinguishment of
 debt                       -            -         9,867            -
Costs related to
 abandoned public
 offerings                  -            -             -        4,823
Other (expense)
 income, net             (417)           -             -            -
                  ------------ ------------  ------------ ------------
   (Loss) income
    before taxes       (3,349)      (1,819)      (28,383)      11,836
(Benefit)
 provision for
 income taxes          (1,532)      (1,158)            9           71
                  ------------ ------------  ------------ ------------
   Net (loss)
    income            $(1,817)       $(661)     $(28,392)     $11,765
                  ============ ============  ============ ============








                    ALLIANCE LAUNDRY HOLDINGS LLC
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)

                                January 28,   January 1,
                    Year Ended  2005 through 2005 through  Year Ended
                   December 31, December 31, January 27,  December 31,
                       2006         2005         2005         2004
                   ------------ ------------ ------------ ------------
                    Successor    Successor   Predecessor  Predecessor
Cash flows from
 operating
 activities:
  Net (loss) income    $(1,817)       $(661)    $(28,392)     $11,765
  Adjustments to
   reconcile net
   (loss) income to
   cash provided by
   operating
   activities:
    Depreciation
     and
     amortization       21,790       20,187          526        9,695
    Non-cash
     interest
     (income)
     expense               424         (933)         351        4,415
    Non-cash
     executive unit
     compensation        1,120        1,120        1,089        5,579
    Non-cash
     intangible
     impairment          2,431        1,767            -            -
    Non-cash debt
     financing
     write-off               -            -        5,751            -
    Non-cash
     inventory
     expense             3,193        6,246            -            -
    Deferred income
     taxes              (2,739)      (1,158)           -            -
    Loss on sale of
     property,
     plant and
     equipment             175           48            -           42
    Changes in
     assets and
     liabilities:
       Accounts
        receivable       9,975       (2,889)        (556)       3,546
       Inventories      (2,896)        (456)      (1,833)        (546)
       Other assets     (9,517)         246          101          344
       Accounts
        payable            204      (22,828)      19,076          339
       Other
        liabilities        563        5,939       (2,732)        (299)
                   ------------ ------------ ------------ ------------
    Net cash
     provided by
     (used in)
     operating
     activities         22,906        6,628       (6,619)      34,880
                   ------------ ------------ ------------ ------------

Cash flows from
 investing
 activities:
  Additions to
   property, plant
   and equipment        (6,150)      (4,229)        (188)      (4,166)
  Acquisition of
   businesses, net
   of cash acquired    (82,308)           -            -            -
  Proceeds on
   disposition of
   assets                1,421            4            -           65
                   ------------ ------------ ------------ ------------
    Net cash used
     in investing
     activities        (87,037)      (4,225)        (188)      (4,101)
                   ------------ ------------ ------------ ------------

Cash flows used in
 financing
 activities:
  Principal
   payments on
   long-term debt      (13,123)     (23,000)           1      (27,245)
  Net increase in
   revolving line
   of credit
   borrowings                -            -            -            -
  Proceeds from
   promissory notes      1,000            -            -            -
  Proceeds from
   senior term loan     60,000      200,000            -            -
  Proceeds from
   senior
   subordinate
   notes                     -      149,250            -            -
  Repayment of
   long-term debt            -     (275,920)           -            -
  Issuance of
   common stock         23,493      117,000            -            -
  Repurchase of
   common stock            (50)           -            -            -
  Distribution to
   old unitholders           -     (154,658)           -            -
  Debt financing
   costs                (1,335)     (13,230)           -            -
  Cash paid for
   capitalized
   offering related
   costs                     -       (1,364)           -            -
  Net proceeds -
   management note           -            -          (71)           -

                   ------------ ------------ ------------ ------------
    Net cash
     provided by
     (used in)
     financing
     activities         69,985       (1,922)         (70)     (27,245)
                   ------------ ------------ ------------ ------------

                   ------------ ------------ ------------ ------------
Effect of exchange
 rate changes on
 cash and cash
 equivalents               292            -            -            -
                   ------------ ------------ ------------ ------------

Increase (decrease)
 in cash                 6,146          481       (6,877)       3,534
Cash at beginning
 of period               5,075        4,594       11,471        7,937
                   ------------ ------------ ------------ ------------
Cash at end of
 period                $11,221       $5,075       $4,594      $11,471
                   ============ ============ ============ ============

Supplemental
 disclosure of cash
 flow information:
  Cash paid for
   interest            $28,642      $19,699       $1,133      $21,876
  Cash paid for
   income taxes           $687          $55           $9          $71




    Reconciliation of Net Loss to EBITDA and Adjusted EBITDA, and reconciliation of Adjusted EBITDA to Net Cash Provided by (Used in) Operating Activities for the Twelve Months Ended December 31, 2006 (Dollars in Thousands):





                      Year     January 28,    January 1,      Year
                     Ended     2005 through  2005 through    Ended
                  December 31, December 31,  January 27,  December 31,
                      2006         2005          2005         2005
                  ------------ ------------  ------------ ------------
                   Successor    Successor    Predecessor    Combined

Net loss              $(1,817)       $(661)     $(28,392)    $(29,053)
(Benefit)
 provision for
 income taxes          (1,532)      (1,158)            9       (1,149)
Interest expense       31,177       24,117           995       25,112
Depreciation and
 amortization (a)      21,790       20,187           526       20,713
Non-cash interest
 income included
 in amortization
 above                 (2,189)      (2,058)            -       (2,058)
                  ------------ ------------  ------------ ------------
EBITDA                 47,429       40,427       (26,862)      13,565
Finance program
 adjustments (b)         (306)      (1,879)           31       (1,848)
Other non-
 recurring charges
 (c)                    8,868        9,734        28,657       38,391
Other non-cash
 charges (d)            6,744        9,133         1,089       10,222
Other expense (e)         480            -             -            -
Management fees
 paid to
 affiliates of
 Bain                       -            -            83           83
                  ------------ ------------  ------------ ------------
Adjusted EBITDA        63,215       57,415         2,998       60,413

Interest expense      (31,177)     (24,117)         (995)     (25,112)
Non-cash interest
 income included
 in amortization
 above                  2,189        2,058             -        2,058
Other non-cash
 interest                 424         (933)          351         (582)
Finance program
 adjustments (b)          306        1,879           (31)       1,848
Other non-
 recurring charges
 (c)                   (8,868)      (9,734)      (28,657)     (38,391)
Non-cash debt
 financing write-
 off                        -            -         5,751        5,751
Deferred taxes         (1,207)           -            (9)          (9)
Loss on sale of
 property, plant
 and equipment            175           48             -           48
Other expense (e)        (480)           -           (83)         (83)
Changes in assets
 and liabilities       (1,671)     (19,988)       14,056       (5,932)
                  ------------ ------------  ------------ ------------
Net cash provided
 by (used in)
 operating
 activities           $22,906       $6,628       $(6,619)          $9
                  ============ ============  ============ ============




    (a) Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

    (b) We currently operate an off-balance sheet commercial equipment finance program in which newly originated equipment loans are sold to a qualified special-purpose bankruptcy remote entity. In accordance with GAAP, we are required to record gains/losses on the sale of these equipment based promissory notes. In calculating Adjusted EBITDA, management determines the cash impact of net interest income on these notes. The finance program adjustments are the difference between GAAP basis revenues (as prescribed by SFAS No. 125/140) and cash basis revenues.

    (c) Other non-recurring charges are described as follows:

    -- Other non-recurring charges in 2006 consist of $4.7 million of costs associated with the closure of the Marianna, Florida production facility which are included in the securitization, impairment and other costs line of our Consolidated Statements of Income (Loss), $3.0 million of costs related to the transfer of the Marianna, Florida product lines to Ripon, Wisconsin which are included in the selling, general and administrative expenses line of our Consolidated Statements of Income (Loss) and a periodic accrual of $1.2 million under the one time retention bonus agreement with certain management employees. Under the retention bonus agreements, the executives are entitled to receive special retention bonus awards upon the second anniversary of the closing date of the Alliance Acquisition, subject generally to their continued employment with Alliance Laundry through such date.

    -- Other non-recurring charges for the period from January 1, 2005 through January 27, 2005 relate to seller transaction costs of $18.8 million incurred as part of the business sale and a loss on the early extinguishment of debt of $9.9 million. The seller transaction costs are primarily comprised of transaction underwriting fees of $4.5 million, legal and professional fees of $1.3 million, Bain and BRS advisory fees of $6.8 million and a management sale bonus of $6.2 million. The loss on early extinguishment of debt includes the write-off of $5.8 million of unamortized deferred financing costs associated with pre-Acquisition debt, which was paid off as of the Acquisition date and $4.1 million of tender and call premium costs associated with redeeming the 1998 Senior Subordinated Notes.

    -- Other non-recurring charges for the period from January 28, 2005 through December 31, 2005 relate to $8.1 million of costs associated with establishing a new asset backed facility for the sale of equipment notes and trade receivables, a periodic accrual of $1.1 million under a one time retention bonus agreement and $0.5 million of expenses relate to the closure and transition of the Marianna, Florida facility. The retention bonus agreements were entered into with certain Company executives concurrent with the Acquisition and entitle the executive to receive special retention bonus awards upon the second anniversary of the closing date of the Acquisition, subject generally to their continued employment with Alliance Laundry through such date. The aggregate amount of retention bonuses payable upon the two year anniversary of the sale date under these agreements is approximately $2.3 million.

    (d) Other non-cash charges are described as follows:

    -- Other non-cash charges are comprised of $3.2 million of costs associated with the inventory step-up to fair market value recorded at the CLD Acquisition date, which are included in the cost of sales line of our Consolidated Statements of Income (Loss), a $1.4 million non-cash impairment charge related to the Ajax trademark, which is included in the securitization, impairment and other costs line of our Consolidated Statements of Income (Loss), a $1.0 million non-cash impairment charge related to the LSG customer agreement, which is included in the securitization, impairment and other costs line of our Consolidated Statements of Income
        (Loss) and $1.1 million of non-cash incentive compensation expense related to management incentive stock options, which is included in the selling, general and administrative expenses line of our Consolidated Statements of Income (Loss). The Ajax impairment charges consist of a $1.4 million charge in the quarter ending March 31, 2006, based on an asset impairment test conducted pursuant to SFAS No. 142, "Goodwill and Other Intangible Assets" resulting from the Company's decision to discontinue sales of Ajax products and sell this product line to a third party. The LSG customer agreement impairment charges consist of a $1.0 million charge in the quarter ending December 31, 2006, based on an asset impairment test conducted pursuant to SFAS No. 142, "Goodwill and Other Intangible Assets" resulting from the Company's CLD Acquisition and the decision to replace the 2002 supply agreement with LSG with a new supply agreement at substantially lower volumes.

    -- Non-cash charges for the period from January 1, 2005 through January 27, 2005 relate to non-cash incentive compensation expense resulting from the acceleration of vesting for incentive units at the date of the Acquisition. These incentive units were issued to our executives in 1998 and 2003.

    -- Non-cash charges for the period from January 28, 2005 through December 31, 2005 relate to $6.2 million associated with the inventory step-up to fair market value recorded at the Acquisition date, $1.7 million for an impairment charge related to the Ajax trademark and $1.1 million of non-cash incentive compensation expense resulting from an increase in value and additional vesting of stock options granted to certain of the Company's executive officers in 2005.

    (e) Other expense is described as follows:

    -- Other expense consists of $0.5 million of mark to market losses for two foreign exchange hedge agreements entered to control the foreign exchange risk associated with the initial acquisition price of CLD, which is included in the other expense line of our Consolidated Statements of Income (Loss).

    CONTACT: Alliance Laundry Holdings LLC
             Bruce P. Rounds, CFO, 920-748-1634